UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009 (August 5, 2009)
Triangle Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-33130	06-1798488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina	27612

(Address of principal executive offices)	(Zip Code)
(919) 719-4770
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 5, 2009, Triangle Capital Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in these Items 2.02 and 7.01 of Form 8-K, and Exhibit 99.1 attached hereto, are being furnished by the Company in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations or financial condition as of and for the quarter ended June 30, 2009.
     In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in these Items 2.02 and 7.01, and Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Election of a new director.
     On August 5, 2009, our Board voted to elect Mark M. Gambill as a new director to fill the vacancy created by the resignation of Thomas M. Garrott in August 2008. Mr. Gambill’s election is effective immediately. Mr. Gambill will serve as a director for the remainder of the 2009-2010 term and until his respective successor is duly elected and qualified at the Company’s annual meeting of stockholders in 2010.
     Mr. Gambill will serve as a member of our Nominating and Corporate Governance Committee, where he will replace Sherwood H. Smith, Jr. He is a co-founder and current Chairman of Cary Street Partners, a financial advisory and wealth management firm. Mr. Gambill also serves on the Board of Directors of Speedway Motorsports, Inc., where he is Chairman of its audit committee and a member of its compensation committee. He also serves on the Board of Directors of NewMarket Corporation and is a member of its audit committee. Mr. Gambill graduated summa cum laude from Hampden-Sydney College in Virginia.
     Mr. Gambill’s compensation for his services as a director will be consistent with that of the other non-employee directors at the Company, as described in the Company’s definitive proxy statement with respect to its 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on March 30, 2009. There are no other arrangements or understandings between Mr. Gambill and any other person pursuant to which he was elected as a director, and Mr. Gambill is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.
     The Company issued a press release on August 5, 2009 announcing Mr. Gambill’s election. The text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     The disclosure contained in Item 2.02 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following Exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K and Exhibit 99.2 is being filed herewith to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated August 5, 2009 of the Company
99.2	Press Release dated August 5, 2009 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation
Dated: August 5, 2009	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 5, 2009 of the Company
99.2	Press Release dated August 5, 2009 of the Company